EXHIBIT 10.16


                         EXECUTIVE EMPLOYMENT AGREEMENT


      THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "AGREEMENT") is made in Sarasota, Florida effective as of February 1, 2000, by and between AVID SPORTSWEAR AND GOLF CORP., a Nevada corporation (the "COMPANY"), and EARL T. INGARFIELD, an individual residing in Sarasota, Florida (the "EXECUTIVE"), who hereby agree as hereinafter provided.

      Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

      "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereof.

      "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

      "BOARD OF DIRECTORS" means the incumbent directors of the Company as of the point in time reference thereto is made in this Agreement.

      "CAUSE" shall have the meaning set forth in Section 10(b).

      "COLA ADJUSTMENT" means the cost of living adjustment, which shall correspond to the percent rise in prices for the preceding year as measured by the Consumer Price Index for all Urban Consumers (CPI-UC), All City Average, all Items (base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "INDEX"). The COLA Adjustment shall be determined by multiplying the amount or figure to be adjusted by a fraction, the numerator of which is the Index published for the month in which occurs the date of adjustment and the denominator of which is the Index published for the same month of the preceding year.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

      "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement, and shall include Subsidiaries where appropriate.

      "COMPETITIVE BUSINESS" shall have the meaning set forth in Section 9(a).

      "CONFIDENTIAL  INFORMATION"  shall have the  meaning  set forth in Section
9(c).


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      "DISABILITY"  of the Executive  means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full time basis for six (6) consecutive months, or for an aggregate of nine (9) months in any consecutive twelve (12) month period, and a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" as defined in the Company's disability insurance program or policy and (b) he will qualify for Social Security Disability Payments and (c) within thirty (30) days after written notice thereof is given by the Company to the Executive (which notice may be given at any time after the end of such six (6) or twelve (12) month periods) the Executive shall not have returned to the performance of his duties on a full-time basis. (If the Executive is prevented from performing his duties because of Disability, upon request by the Company, the Executive shall submit to an examination by a physician selected by the Company, at the Company's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician all of the Executive's medical records).

      "EMPLOYMENT COMMENCEMENT DATE" means February 1, 2000.

      "EMPLOYMENT PERIOD" means that period commencing on the Employment Commencement Date and ending on the Employment Termination Date.

      "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 10.

      "EXECUTIVE" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "FISCAL YEAR" means the fiscal year of the Company ending December 31 or as such fiscal year as may be amended by the Board of Directors.

      "INCENTIVE BONUS COMPENSATION" shall have the meaning set forth in Section 5(b).

      "NOTICE OF TERMINATION" shall have the meaning set forth in Section 10(a)(1).

      "OFFERING" means any public offering of shares of Common Stock by the Company or any holder thereof in accordance with the registration requirements of the Act.

      "REGISTRABLE SECURITIES" means any shares of Common Stock now or hereafter held by the Executive other than Unrestricted Securities.

      "REGISTRATION," "REGISTER" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

      "RESTRICTED PERIOD" shall have the meaning set forth in Section 9(a).

      "SCHEDULED   EMPLOYMENT   TERMINATION  DATE"  means  the  day  immediately
preceding the third (3rd) anniversary of the Employment Commencement Date.



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      "SUBSIDIARIES" means wholly owned subsidiaries of the Company.

      "UNRESTRICTED SECURITIES" means Common Stock beneficially owned by the Executive, if any, that can be transferred by the Executive without registration under the Act.

      Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for the Employment Period.

      Section 3. EMPLOYMENT CAPACITY AND DUTIES. The Executive shall be employed throughout the Employment Period as the President and Chief Executive Officer of the Company. The Executive shall have the duties and responsibilities incumbent with the positions of President and Chief Executive Officer of the Company. Accordingly, and not by way of limitation, as President, Chief Executive Officer and Chairman of the Board of Directors of the Company, the Executive shall preside over all meetings of the shareholders of the Company and of the Board of Directors, superintend and manage the business of the Company and coordinate and supervise the work of its other officers and employ, direct, fix the compensation of, discipline and discharge its personnel, employ agents, professional advisors and consultants and perform all functions of a general manager of the Company's business. The Company agrees that it will not, without the Executive's written consent, require the Executive to be based anywhere other than Sarasota, Florida, except for required travel on the Company's business to an extent substantially consistent with present travel obligations.

      Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote significant working time and efforts (except for absences due to illness and appropriate vacations) to the business and affairs of the Company as is reasonably required for the performance of the aforesaid duties and responsibilities. Nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of his time and efforts to civic, community, charitable, professional and trade association affairs and matters and such other activities as may be disclosed to the Board of Directors.

      Section 5. COMPENSATION. The Company shall pay to the Executive for his services hereunder, the compensation hereinafter provided in this Section 5. Such compensation shall be paid to the Executive at the time and in the manner as provided below.

            6. BASE COMPENSATION. The Executive shall be paid "BASE COMPENSATION" for each Fiscal Year at an annual rate of $325,000, which Base Compensation (less applicable withholding and other employment taxes) shall be paid on a quarterly basis in the form of common stock of the Company, $0.001 par value per share (the "COMMON STOCK") on the last business day of each quarter of each Fiscal Year. The number of shares of Common Stock payable to the Executive as Base Compensation shall be determined by dividing (i) one quarter of the Base Compensation (less applicable withholding and other employment taxes) by (ii) the closing price of the Common Stock on the last business day of each corresponding quarter, as listed on a national securities exchange, The Nasdaq National Market Systems, the Nasdaq SmallCap Market or the last reported bid


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price published in the "pink sheets" or displayed on the National Association of
Securities Dealer, Inc. Over-the-Counter Bulletin Board. No fractional shares of Common Stock or script representing fractional shares shall be issued in connection with this Section 5(a). Instead of any fractional shares of Common Stock which would otherwise be issuable in accordance with this Section 5(a), the Company shall pay to the Executive a cash adjustment in respect of such fraction. The Base Compensation (i) may be increased (but may not be decreased) at any time or from time to time by action of the Board of Directors or any committee thereof, and (ii) shall be increased by the COLA Adjustment annually as of the beginning of each Fiscal Year, commencing with the Fiscal Year beginning January 1, 2001. The Base Compensation shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

            (b) INCENTIVE BONUS COMPENSATION. The Executive shall be eligible for incentive bonus compensation for each Fiscal Year in an amount to be determined by the Board of Directors or any committee thereof ("INCENTIVE BONUS COMPENSATION").

      Section 6. PAYMENT OF EXPENSES. The Company shall pay the Executive's reasonable expenses incurred in providing services to the Company, including expenses for travel, entertainment and similar items, in accordance with the Company's expense policies as determined from time to time by the Board of Directors. If there is a dispute as to the eligibility of an expense for payment in accordance with the Company's expense policies, then such expense shall be determined to be payable by the Company if approved by a majority of the Board of Directors.

      Section 7. EMPLOYEE BENEFITS; VACATIONS. During the Employment Period, the Executive shall receive the benefits and enjoy the perquisites described below:

            (a) BENEFIT PLANS. The Executive shall be entitled to participate in any perquisite, benefit or compensation plan (in addition to the compensation provided for in Section 5) including any profit sharing plan and 401(k) plan, medical insurance plan, life insurance plan, health and accident plan and disability plan which are generally applicable to all salaried employees of the Company (collectively referred to as the "BENEFIT Plans"). All such Benefit Plans shall be maintained by the Company, or the Company shall maintain plans providing substantially similar benefits; provided, however, that the Company may make modifications in the Benefit Plans so long as such modifications (i) are generally applicable to all salaried employees of the Company and (ii) do not discriminate against the Executive or other highly-compensated employees of the Company.

            (b) LIFE INSURANCE. Notwithstanding anything herein to the contrary, during the term of the Employment Period, the Company shall provide the Executive, at the Company's sole expense, insurance on the life of the Executive, for the benefit of the Executive, in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

            (c) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of thirty (30) working days, during which time his compensation


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shall be paid in full,  and  such  holidays  and  other  nonworking  days as are consistent with the policies of the Company for executives generally.

            (d) AUTOMOBILE BENEFITS. The Company shall provide the Executive with the use of an automobile of the Executive's choice, and shall pay all operating expenses incurred in the use of such automobile. The Company shall continuously maintain an automobile liability policy for the automobile with coverage in the minimum amount of $1,000,000 combined single limit on bodily injury and property damage. The Company hereby agrees to replace such automobile at the request of the Executive with a new automobile of the Executive's choice; provided, however, the Company shall not be obligated to replace such automobile more often than once every two (2) years.

      Section 8. COMPANY LIFE INSURANCE; MEDICAL EXAMINATIONS. At any time during the Employment Period, the Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may determine. The Executive shall have no right to any interest in any such policy or policies, but he shall, at the request of the Company, submit to such medical examinations, supply such information and execute such applications, instruments and other documents as reasonably may be required by the insurance company or companies to whom the Company has applied for such insurance.

      If requested by the Company, the Executive shall submit to at least one medical examination during each Fiscal year at such reasonable time and place and by a physician or physicians determined and selected by the Company. All the costs and expenses of said medical examination, including transportation of the Executive to the place of examination and return, shall be paid by the Company.

      The Executive shall be entitled to a copy of all reports and other information provided to the Company in connection with any examination referred to in this Section 8. Any failure to pass any such medical examination or to meet any health criteria or medical standard shall not of itself be cause for termination of the Employment Period by the Company.

      Section 9. CERTAIN COMPANY PROTECTION PROVISIONS. The below provisions of this Section 9 apply for the protection of the Company and shall survive the termination of this Agreement.

            (a) NONCOMPETITION. Except for Executive's participation in activities disclosed to the Board of Directors, during the Restricted Period (as hereinafter defined), the Executive shall not directly or indirectly compete with the Company by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, any Competitive Business in any location in which the Company is doing business as of the Employment Termination Date. As used herein, the term "RESTRICTED PERIOD" means the Employment Period and a period of two (2) years thereafter and means the Employment Period if the Company terminates the Executive without "cause" (as defined in Section 10(b)) or the Executive terminates his employment for "good reason" (as defined in Section 10(e)). As used herein, a "COMPETITIVE BUSINESS" is any other corporation,


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partnership, proprietorship, firm, association or other business entity which is engaged in any business from which the Company derives five percent or more of its consolidated revenues during the twelve (12) months preceding the Employment Termination Date or in which the Company has invested five percent (5%) or more of its total assets as of the time in question, provided, however, that ownership of not more than five percent (5%) of the stock of any publicly traded company shall not be deemed a violation of this provision.

             (b) NON-INTERFERENCE. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

            (c) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL INFORMATION"), including, without limitation, any lists of customers or suppliers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this Subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

            (d) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly


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the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

      Section 10. TERMINATION OF EMPLOYMENT.

            (a)  NOTICE OF TERMINATION; EMPLOYMENT TERMINATION DATE.

                  (1) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Furthermore, either the Executive or the Company may give a Notice of Termination to the other party for the purpose of terminating this Agreement on the Scheduled Employment Termination Date. Such Notice of Termination shall have the effect of terminating this Agreement on the Scheduled Employment Termination Date.

                  (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following, it being understood that in no event may the Employment Period be terminated other than as the result of one of the following events:

                        (A) If the Executive's employment is terminated for Disability, the date which is thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

                        (B) If the Executive's employment is terminated by the Executive for Good Reason or otherwise by voluntary action of the Executive (see
Section 10(e)), the date specified in the Notice of Termination, which date (except with the written consent of the Company to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given;

                        (C) The death of the Executive;

                        (D)   The Scheduled Employment Termination Date;

                        (E) If the Executive's employment is terminated by the Company for Cause (see Section 10(b)(1)), the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final


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arbitration  award  or by a final  judgment,  order  or  decree  of a  court  of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and

                        (F) If the Executive's employment is terminated by the Company other than for Cause, Disability or death of the Executive (see Section 10(f)), the date specified in the Notice of Termination which date (except with the written consent of the Executive to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given.

            (b)  TERMINATION FOR CAUSE:

                  (1) The Company may terminate the Executive's employment and the Employment Period for Cause. For the purposes of this Agreement, the Company shall have "CAUSE" to terminate employment hereunder only (A) if termination shall have been the result of an act or acts of willful misconduct materially injurious to the Company, monetarily or otherwise, or (B) upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board of Directors, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or
(iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Articles of Incorporation of the Company or the laws of the State of Nevada, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after not less than thirty (30) days' written notice to the Executive and an opportunity for him together with his counsel, to be heard before the Board of Directors, such notice of meeting to indicate the specific termination provision of this Agreement relied upon and specify in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated), of finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this paragraph and specifying the particulars thereof in detail.

                  (2) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive within ten (10) days of such termination, his unpaid Base Compensation through the Employment Termination Date at the rate in effect at the time Notice of Termination is given, plus (2) any expenses incurred in accordance with Section 6 hereof.



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            (c)  TERMINATION  FOR  DISABILITY.   The Company may  terminate  the
Executive's employment because of the Disability of the Executive and thereafter shall pay to the Executive (or his successors) (1) his unpaid Base Compensation through the sixth (6th) full month following the Employment Termination Date at his then effective Base Compensation rate; plus (2) any accrued but unpaid Incentive Compensation, plus (3) any expenses incurred in accordance with
Section 6 hereof.

            (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then effective Base Compensation rate, plus (2) any accrued but unpaid Incentive Compensation, plus (3) any expenses incurred in accordance with Section 6 hereof. All previously granted stock options, rights, warrants and awards shall fully vest on the death of the Executive, except that the provisions of the Company's Stock Incentive Plan and any other Benefit Plan shall control the benefits and awards covered thereby.

            (e)  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE.

                  (1) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 10(f) in the same manner as if the Company had terminated his employment without Cause. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

                        (A)   Failure  by  the  Company  to  honor  any  of  its
obligations under this Agreement, including, without limitation, its obligations under Section 3 (EMPLOYMENT CAPACITY AND DUTIES). Section 4 (EXECUTIVE PERFORMANCE COVENANTS). Section 5 (Compensation). Section 6 (REIMBURSEMENT OF EXPENSES). Section 7 (EMPLOYEE BENEFITS, VACATIONS). Section 13 (INDEMNIFICATION) and Section 15 (SUCCESSORS AND ASSIGNS); or

                        (B) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 10(a) above and, for purposes of this Agreement, no such purported termination shall be effective; or

                        (C) If there is a Change in Control of the Company (as defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Company without Cause, (ii) by service of a Notice of Termination or (iii) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Company has breached this Agreement. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the Company has occurred when: (x) any person (defined for the purposes of this Section 10 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the
"EXCHANGE ACT")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section

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

13(d) of the Exchange Act) of securities issued by the Company having twenty percent (20%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (z) the Company merges or consolidates with or transfers substantially all of its assets to another person.

                  (2)  The  Executive  shall  have  the  right   voluntarily  to
terminate his employment other than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under Section 10(b)(2) had he been terminated for Cause.

            (f)  COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

                  (1) If the Company shall terminate the Executive's employment other than for Cause, Disability or death, or if the Executive shall terminate his employment for Good Reason pursuant to Section 10(e)(1) (but not a termination voluntarily by the Executive other than for Good Reason under
Section 10(e)(2)), then the Company shall pay to the Executive the following amounts:

                        (A) (1) His unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation, plus (2) any accrued but unpaid Incentive Bonus Compensation, plus (3) any expenses incurred in accordance with Section 6 hereof.

                        (B) In addition, the Company shall pay to the Executive promptly in a single lump sum in cash an amount equal to the lesser of (i) his unpaid Base Compensation through the Scheduled Employment Termination Date, or
(ii) the product of two (2), multiplied by one hundred percent (100%) of the aggregate total amount which would have been payable to Executive under Section 5 for the entire Fiscal Year in which occurs the Employment Termination Date as if his employment had not been terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation or Incentive Bonus Compensation, under Section 5, this Section 10 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, one hundred percent (100%) of the amount thereof at the annual rate payable for such Fiscal Year pursuant to Section 5(a) and (y) the Incentive Bonus Compensation, an amount equal to the Incentive Bonus Compensation paid to the Executive in the previous Fiscal Year.

                        (C) The Company shall also pay all legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement). The Company agrees, in the event the Executive desires to relocate within one year after the Employment Termination Date, to pay for (or reimburse) all reasonable moving expenses incurred relating to a


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

change of principal residence in connection with such relocation and to indemnify the Executive in connection with any loss he may sustain in the sale of his primary residence.

                        (D) The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section 10(f) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                  (2) Unless Executive is terminated for Cause, the Company shall maintain in full force and effect, for the Executive's continued benefits through the Scheduled Employment Terminate Date, all active and retired Benefit Plans and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Scheduled Employment Terminate Date (except as specified in Section 7(a) of this Agreement), provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs.

            (g) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full Base Compensation at the rate then in effect and his full Incentive Bonus
Compensation until this Agreement is terminated pursuant to Section 10(c) hereof. Thereafter, his benefits shall be determined in accordance with the Company's Benefit Plans.

      Section 11. REGISTRATION RIGHTS.

            (a)  DEMAND REGISTRATION.

                  (1) At any time after the date hereof, and subject to the other provisions of this Section 11, the Executive shall have the right, exercisable by making a written request to the Company, to demand that the Company effect the Registration of any Registrable Securities in accordance with the provisions of the Act. The Company shall then comply with Section 11(a)(2) hereof. Any provision herein to the contrary notwithstanding, the right to demand Registration pursuant to this Section 11 shall be limited to one Registration demand per calendar year. A right to demand Registration hereunder shall be deemed to have been exercised and all of the Company's demand Registration obligations hereunder for such calendar year shall be deemed to be fully satisfied when the registration statement filed on account of such exercise has been declared effective by the Commission. If any other executive of the Company exercises his or her right, if any, to demand that the Company effect the Registration of any Registrable Securities, then the Executive shall have the right to Register an equivalent number of Registrable Securities without reducing the number demand Registrations the Executive shall have in any calendar year.

                  (2) Following receipt of a request pursuant to Section 11(a)(1) hereof, the Company shall (i) file within ninety (90) days thereafter a registration statement on the appropriate form under the Act for the shares of


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

Common Stock that the Company has been requested to Register; (ii) if the applicable Offering is pursuant to an underwriting agreement, enter into an underwriting agreement in such form as said managing or sole underwriter shall require (which must only contain terms and conditions customary for offerings of equity securities of entities with market capitalizations that are approximately equal to the Company's then current market capitalization and may contain customary provisions requiring the Company and the Executive to indemnify and provide contribution to the underwriter or underwriters of such Offering); and
(iii) use its reasonable best efforts to have such registration statement declared effective as promptly as practicable and to remain effective for at least one hundred eighty (180) days. Notwithstanding any other provision hereof, the Executive acknowledges and agrees that there can be no guarantee or warranty from or by the Company that any such registration statement will ever be declared effective by the Commission, and that the Company makes no such guarantee or warranty in this Agreement.

            (b) PIGGY-BACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Act or pursuant to the Exchange Act, collectively referred to as the "SECURITIES ACTS," whether or not for sale for its own account, it will each such time give prompt written notice to the Executive of its intention to do so (the "REGISTRATION NOTICE"). Upon the written request of the Executive, made within fifteen (15) business days after the receipt of the Registration Notice, the Company shall use its best efforts to effect the registration under the Securities Acts of such amount of the Executive's Common Stock as the Executive requests, by inclusion of the Executive's Common Stock in the registration statement that relates to the securities which the Company proposes to register, PROVIDED that if, at any time after giving the Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Executive (the "REFUSAL NOTICE") and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Executive's Common Stock in connection with such terminated registration (but not from its obligation to pay the Registration Expenses (as defined herein) in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Executive's Common Stock, for the same period as the delay in registering such other securities.

            (c) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined herein) in connection with each registration of the Executive's Common Stock pursuant to this Section 11. For the purposes hereof, the phrase "REGISTRATION EXPENSES" shall include all expenses incident to the Company's performance of, or compliance with, this Section 11, including, without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of any one counsel and any one accountant retained by the Executive, (vi) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Executive's Common Stock being registered if the Company desires such insurance,


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

and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

            (d) SURVIVAL. Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 shall survive the Employment Termination Date for a period of two (2) years.

      Section 12. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Articles of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Nevada may be indemnified pursuant to Sections 78.037(1) and 78.751 of the Nevada General Corporation Law, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

      Section 13. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Sarasota, Florida, in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given (including, but not limited to, Base Salary and Incentive Compensation) and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until the dispute is finally resolved. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      Section 14. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business sand assets. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails, concurrently with the effectiveness of any such succession, to agree in writing in form and substance reasonably satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, then the Executive shall have the right, effected by notice to such successor not later than ninety (90) days after the effectiveness of such succession, to terminate the Employment Period under Section 10(e) as though


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

such failure was an uncured breach by the Company of a material covenant or agreement of the Company contained in this Agreement.

      If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

      This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as hereinbefore provided in this
Section 14. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

      As used in this Agreement, the "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in the first paragraph of this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      Section 15. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or when mailed by first class certified mail, return receipt requested and postage prepaid, addressed to the parties at their respective addressed set forth under their respective signatures below or such other person or addresses as shall be given by notice of any party.

      Section 16. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or as provided by law.

      Section 17. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida, unless otherwise indicated herein. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held


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

invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

      Section 48. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

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      IN WITNESS WHEREOF,  the Company and the Executive have executed  multiple counterparts of this Agreement.

COMPANY:                                   EXECUTIVE:

AVID SPORTSWEAR & GOLF CORP.

By:
----------------------------------         ---------------------------------
Name:   Jerry Busiere                      Name: Earl T. Ingarfield
Title:  Secretary

























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